CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers,” “Financial Statements and Experts,” and “Financial Highlights” in the Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Touchstone Strategic Trust and to the incorporation by reference of our report dated January 19, 2018 on the financial statements and financial highlights of Touchstone Small Company Fund, a series of Touchstone Strategic Trust, included in the Annual Report to Shareholders for the fiscal year ended November 30, 2017 and our report dated May 21, 2018 on the financial statements and financial highlights of Touchstone Small Cap Growth Fund, a series of Touchstone Strategic Trust, included in the Annual Report to Shareholders for the fiscal year ended March 31, 2018 in this Registration Statement, filed with the Securities and Exchange Commission.
We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated March 30, 2018, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, dated March 30, 2018, for Touchstone Strategic Trust relating to Touchstone Small Company Fund, and the references to our firm under the captions “Financial Highlights” in the Prospectus, dated July 30, 2017, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, dated July 30, 2017, for Touchstone Strategic Trust relating to Touchstone Small Cap Growth Fund, incorporated by reference into this Registration Statement.

/s/ Ernst & Young LLP

Cincinnati, Ohio
June 11, 2018